SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)               December 29, 1999
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                           ACCUIMAGE DIAGNOSTICS CORP.
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             (Exact Name of Registrant as Specified in Its Charter)



           Nevada                    000-26555                33-0713615
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(State or Other Jurisdiction        (Commission            (I.R.S. Employer
      of Incorporation)             File Number)          Identification No.)



      400 Oyster Point Boulevard, Suite 114, South San Francisco, CA 94080
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               (Address of Principal Executive Offices) (Zip Code)



                                 (650) 875-0192
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              (Registrant's Telephone Number, Including Area Code)



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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

On December 29, 1999, the Registrant changed its principal independent accountants from James R. Kerr Certified Public Accountant of San Mateo, California to Berg & Company LLP, 260 California Street, 9th Floor, San Francisco, California 94111. The former accountant resigned taking into consideration the Registrant's need for the services of an accountant with broader securities filing experience. The decision to change accountants was approved by the Board of Directors.

The report of James R. Kerr CPA on the financial statements for the third quarter ended June 30, 1999 contained no adverse opinion or disclaimer or were qualified as to uncertainty, audit scope, or accounting principles.

During the Registrant's third quarter ended June 30, 1999 and the subsequent interim period through December 29, 1999, there were no disagreements with James
R. Kerr CPA on any matter of accounting, principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

Attached as an exhibit is a letter from James R. Kerr CPA to the Commission attesting to its agreement with the above information.

ITEM 7.  EXHIBITS

Exhibit 16: Letter dated February 24, 2000 from James R. Kerr CPA to the
            Securities and Exchange Commission.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                              ACCUIMAGE DIAGNOSTICS CORP.


                                              By:  /S/ ROBERT TAYLOR
                                                   -----------------
                                                        Robert Taylor,
                                                        Chief Executive Officer